Exhibit 99.1

Guardion Provides Update on Strategy, Business Plans and Initiatives

●	Emphasis on Differentiation of Brands and Development and Integration of E-Commerce Platform

●	Further Development of Clinically Supported Nutritional Products and Continued Expansion into International Markets

●	Retention of Corporate Finance Associates to Advise on Strategic Transactions Designed to Accelerate Core Business Expansion

San Diego, California – October 5, 2020 – Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (NASDAQ: GHSI) is providing an update to shareholders with regard to its business plans. In conjunction with Guardion’s emphasis on differentiation of brands and the development and integration of an E-commerce platform, and the further development of clinically supported nutritional products and continued expansion into international markets, the Company has retained the investment banking firm of Corporate Finance Associates (“CFA”) to act as its exclusive financial advisor to assist management and the Board of Directors in the evaluation of strategic transactions and opportunities to enhance shareholder value.

Shortly after recent previously announced changes in senior management, the Board of Directors established a Strategy Committee to work with management and to review the Company’s business initiatives, strategies and opportunities in order to maximize shareholder value.

As part of that review, the Board of Directors also determined that it would augment the Company’s organic growth initiatives with potentially strategic acquisitions to accelerate the development of the Company’s core businesses. CFA has been engaged to assist the Company in evaluating complementary products, technologies and businesses that can contribute positively to the Company’s top-line revenues and EBITDA.

The Company also recently retained CORE IR, a boutique investor and public relations strategic advisory firm, to assist the Company with investor relations, public relations, and shareholder communications services. CORE IR’s priority is to focus on expanding market awareness for Guardion and conveying the Company’s business model and growth strategies to its shareholders and the investment community.

Over the past few months, the Company has been designing and implementing various internal growth strategies which it anticipates, over time, will expand the Company’s business platform, product offerings, market position and financial performance with a view to growing the Company and driving shareholder value.

These initiatives and strategies include:

Portfolio Growth and Brand Focus - Continuing to build out and optimize the Company’s core brands, VectorVision and NutriGuard, with its proprietary product lines, such as Lumega-Z, GlaucoCetin, Immune-SF (formerly acuMMUNE), and the VectorVision CSV-2000

Sales Channel Development:

Expand Current B2B Sales Channel – Continuing its work with world-class clinicians, using translational research to focus on new proprietary nutritional research to create new proprietary nutritional strategies

Direct to Consumer – Develop a digital strategy to include a “direct-to-consumer” (“DTC”) E-Commerce platform, which the Company believes will provide high leverage opportunities for the distribution of its eligible products

International – Continuing to build and grow its business internationally, particularly in the Far East

Evidence-Based Therapies – Continuing to demonstrate, both clinically and scientifically, through sponsored and investigator initiated research, the efficacy of the Company’s condition-specific nutritional therapies

Management Team – Expand and strengthen its management team to include the skills required to execute on the strategies

Robert N. Weingarten, Chairman of the Board of Directors, stated, “The Board of Directors believes that these recently-developed initiatives form a critical component in our plans to develop a solid basis for growth and development in the near term. The retention of CFA to review and advise the Strategy Committee on potential transactions, as well to source additional strategic opportunities, is an important step to facilitate Guardion’s capability to accelerate growth in an accretive manner that would be expected to benefit the Company and its shareholders. In addition, the Company has retained an executive search firm to identify a permanent Chief Executive officer to lead the Company’s business initiatives.”

Dr. David Evans, the Company’s Chief Science Officer and interim President and Chief Executive Officer, stated, “We continue to be very focused on our mission to serve the best interests of our shareholders. The changes in senior management over the past few months, the implementation of new business initiatives and strategies, and now the hiring of CFA and its advisors, are in keeping with our belief that the Company’s current market profile and capitalization do not adequately reflect the full value of our unique and compelling proprietary products and technologies. Additionally, the Company’s strong cash position and the absence of debt on its balance sheet will allow for Guardion to exploit acquisition opportunities that would further leverage our valuable asset base and our reputation for evidence-based technologies in order to enhance the Company’s long-term outlook.”

The Company has not set a timetable for this process and does not intend to disclose developments with respect to this process unless and until the process has been completed, and until it enters into a definitive agreement for a specific material transaction, or as otherwise required by law. The retention of CFA to assist the Company in the exploration and evaluation of strategic transactions or acquisitions may not result in any agreement or transaction and, if completed, any agreement or transaction may not be successful or on attractive terms. In addition, a future transaction may also include a capital raising component to fund expanding business operations and/or to fund acquisitions.

About Guardion Health Sciences, Inc.

Guardion is a specialty health sciences company that develops clinically supported nutritional products, medical foods and medical devices, with an emphasis in the ocular health marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

About Corporate Finance Associates

Corporate Finance Associates is one of the largest and most experienced middle-market investment banking firms in the nation. Since 1956, CFA has been advising on merger, acquisition, divestiture and capital formation transactions globally. CFA has over 30 offices in the United States, India, Belgium, Denmark, Ireland, Netherlands, Switzerland and the United Kingdom. Additional information about Corporate Finance Associates may be found on their website at www.cfaw.com.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward- looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. The Company has no commitments with respect to any acquisition or investment. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

(516) 222-2560

scotta@coreir.com

Corporate Finance Associates Contact:

Daniel Sirvent	Joe Sands
Managing Director	Managing Director
949.386.7380	949-457-8990 Ext. 114
dsirvent@cfaw.com	jsands@cfaw.com

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